Moving Forward As An Internally Managed REIT Q1-2020

Disclosures This Presentation (“Presentation”) includes forward-looking statements made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “should,” “intends,” “targeted,” and similar expressions generally identify forward-looking statements and should be read carefully. Such statements relate to the internalization transaction and the anticipated benefits therefrom. Statements referencing estimated future performance, such as cash savings, FFO accretion and return-on-cost from net cash savings, are inherently uncertain and included for illustrative purposes only. These estimates are based on assumptions which could be inaccurate. These statements are based on Preferred Apartment Communities, Inc.’s (“PAC” or the “Company”) current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause PAC’s results to differ from the forward-looking statements can be found in PAC’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as applicable, which have been filed with the Securities and Exchange Commission (“SEC”) and are available on PAC’s website at www.pacapts.com. PAC does not undertake a duty to update forward-looking statements, including its projected operating results, to reflect events or circumstances that arise after the date of the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Presentation. [ 1 ]

Transaction Highlights On January 31, 2020, Preferred Apartment Communities, Inc. (“PAC” or the “Company”) completed the internalization of the management functions performed by Preferred Apartment Advisors, LLC (“PAA”) and NMP Advisors, LLC (“NMPA”, and collectively with PAA, the “Manager”) . PAC believes this transaction is in the best interests of stockholders and improves the Company’s ability to continue to provide solid long-term stockholder returns . Transactional benefits include: • Full alignment of management and stockholders • Transaction consolidates Manager as an indirect subsidiary of PAC • Mitigates potential and perceived conflicts of interest • Highly accretive deployment of capital • 12% projected unlevered return-on-cost from net cash savings1 • Enhanced earnings growth and long-term accretion • Immediate cash savings to PAC in 2020E of approximately $32 million2 • Expected to be accretive to FFO3 cumulatively over near-term three-year horizon • Continuity in management team • Key members of management remain with PAC • Structure allows for aligned incentives with key executives through incentive based, long-term compensation plans • Investor base expansion • Improves ability to expand institutional investor base • Enhanced transparency • Consolidation of investment activity and Company operations under simplified structure to enhance corporate governance 1. Calculated as the estimated cash savings in the 2021E-2023E midpoint of $18 million/year - $24 million/year range divided by the total purchase price of $179 million. 2. Numbers are based on a full year [ 2 ] 3. As defined in PAC’s applicable SEC filings

Organizational Structure Shift CURRENT POST-TRANSACTION STRUCTURE STRUCTURE INTERNALLY MANAGED REIT Management Services REIT Manager REIT Contractual Fees Real Estate Employees Real Estate Employees Properties Properties [ 3 ]

Transaction Overview . Transaction As of January 31, 2020, PAC has internalized the functions performed by the Manager by acquiring the entities that own the Manager . Cash consideration of $154 million1 Upfront . Consideration paid in cash, eliminating need for stock issuance and associated dilution Consideration . Earnout consideration of $25 million paid in cash upon earlier of FFO / share of Subsequent greater than or equal to $1.55 for a full fiscal year or 36th month anniversary of closing . A Special Committee comprised entirely of independent and disinterested members of the Company’s Board of Directors negotiated the internalization transaction; Houlihan Lokey acted as financial advisor and rendered a fairness Timing and Approvals opinion to the Special Committee, and Alston & Bird acted as legal advisor to the Special Committee . Approved by all independent directors . The transaction closed on January 31, 2020 . As a result of the transaction, senior management and other personnel are Continuity of Key employees of PAC Management . Long-term incentive compensation to include performance-based awards and executive stock ownership requirements 1. Includes $15 million holdback consideration paid upon final resolution of all specified matters (as defined in the purchase agreement); satisfaction of $21 million of existing debt owed to PAC and approximately $7 million of net working capital adjustments; therefore, approximately $111 million cash paid out at closing [ 4 ]

Benefits to Stockholders . Elimination of fees paid as compensation to the Manager, including: . 0.5% asset management fees on gross assets . Up to 4.0% property management fees on property revenues . 2.0% G&A fees on property revenues . 1.0% fee on purchase price of real estate assets Immediate Savings . 1.0% fee on disposition price of real estate assets . 0.6% fee on debt proceeds on purchase of real estate assets . 1.0% fee on loan originations . Elimination of contingent fee liability of roughly $20 million as of September 30, 20191 . Expected to have grown to $76 million by December 31, 2023 based on current projections . Eliminates variable rate cost structure which drives operating leverage as asset base Simplified Structure grows over time Elimination of . Conflicts of Interest Ownership alignment between existing PAC stockholders and management 1. Represents contingent liability created when the Manager voluntarily agreed to defer contractual fees it would have otherwise been due on properties owned by PAC [ 5 ]

Summary 1 Immediate, Sustainable Cost Savings . Estimated $32 million in net cash savings in 20201 . Savings expected to accelerate with growth of the Company through elimination of non-recurring fees and economies of scale for recurring G&A expenses 2 Increased Operational Leverage and Economies of Scale . Fees related to management in an externally managed REIT structure scale directly with growth in assets whereas an internally managed REIT structure allows for significantly lower incremental costs as the Company’s assets grow 3 Superior Capital Allocation . Internalization results in a highly accretive, unlevered yield of approximately 12% on average, based on projected cash savings from 2021E-2023E and $179 million total purchase price (including earnout) . PAC expects that the removal of the management contract enhances PAC’s growth profile as acquisition opportunities have a more meaningful impact 4 Simplified Structure . Consolidation of investment activity and Company operations under single, transparent entity 5 Alignment of Interests . Elimination of both perceived or actual conflicts of interest [ 6 ] 1. Numbers are based on a full year